UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2007

HERBST GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-71044	88-0446145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV 89118
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7695

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On January 3, 2007, Herbst Gaming, Inc. (the “Company”) announced that it completed the previously announced acquisition of The Sands Regent (the “Sands Regent Acquisition”), paying approximately $119 million in cash for the outstanding securities of The Sands Regent.  The Sands Regent operates casinos and tourist-based facilities, including Rail City Casino in Sparks, Nevada; the Sands Regency Casino Hotel in downtown Reno, Nevada; the Gold Ranch Casino and RV Resort in Verdi Nevada and, Depot Casino and Red Hawk Sports Bar in Dayton, Nevada.

A copy of the Company’s press release announcing the completion of the Sands Regent Acquisition is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.03; Item 1.01  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant; Entry into a Material Definitive Agreement

On January 3, 2007, the Company entered into a second amended and restated credit agreement (the “Amended and Restated Credit Agreement”) with Bank of America, N.A. (“Bank of America”), as Administrative Agent, Swing Line Lender and L/C Issuer, Lehman Commercial Paper, Inc. and Wachovia Bank, National Association, as Syndication Agents, U.S. Bank, National Association, as Documentation Agent and Lehman Brothers Inc. and Wachovia Capital Markets, LLC, as Joint Lead Arrangers and Joint Book Runners. The Amended and Restated Credit Agreement is an amendment and restatement of the Company’s previous amended and restated credit agreement dated as of October 8, 2004 (as amended, the “Existing Credit Agreement”).

The Amended and Restated Credit Agreement, provides for borrowings in an aggregate principal amount of $875,000,000 consisting of (1) a revolving credit facility in an aggregate principal amount of up to $175,000,000 (the “revolving credit facility”), (2) initial term B loans in an aggregate principal amount of $375,000,000 (the “initial term B loans”) and (3) delay draw term B loans in an aggregate principal amount of $325,000,000 (the “delay draw term B loans”, and together with the initial term B loans, the “term B loans”).The Company has the option to request further increases to such facilities under certain circumstances as set forth in the Amended and Restated Credit Agreement.

The Company borrowed $375,000,000 in term B loans under the Amended and Restated Credit Agreement on January 3, 2007 to finance the Sands Regent Acquisition.  Subject to certain conditions set forth in the Amended and Restated Credit Agreement, proceeds from the delay draw term B loans will be available to finance the Company’s previously announced acquisition of all of the membership interests in Primadonna Company, LLC, along with other assets owned by PRMA Land Development Company.

Borrowings under the revolving credit facility bear interest, at the Company’s option, at either a Eurodollar rate plus a spread ranging from 1.00% to 2.00%, or at a base rate plus a spread ranging from 0% to 0.75%, with such spread in each case dependent upon the Company’s total debt to EBITDA Ratio (as defined in the Amended and Restated Credit Agreement).  The term B loans and delay draw term B loans bear interest, at the Company’s option, at either a Eurodollar rate or at a base rate.

The term B loans and borrowings under the revolving credit facility mature on December 2, 2011 if the Company has not refinanced its 8 1/8% Senior Subordinated Notes due 2012, and otherwise on January 3, 2014 and January 3, 2013, respectively.  Prior to maturity, and subject to the terms of the Amended and Restated Credit Agreement, the term B loans require amortization in quarterly scheduled principal installments of 0.25% of the initial principal balance thereof.

The Company is the borrower under the Amended and Restated Credit Agreement and its obligations under the Amended and Restated Credit Agreement are guaranteed by all of its current and future subsidiaries pursuant to a separate guaranty agreement (the “Guaranty”).  The Company’s obligations under the Amended and Restated Credit Agreement are secured by perfected first priority security liens, subject to certain permitted liens, in substantially all of the Company’s and its subsidiaries’ real, personal, tangible and intangible assets.

The Amended and Restated Credit Agreement contains customary representations and warranties and affirmative and negative covenants.  The Amended and Restated Credit Agreement requires the Company to maintain certain financial covenants that include a maximum total debt to EBITDA ratio, a maximum senior debt to EBITDA ratio and a minimum interest charge coverage ratio (with terms in each case defined in the Amended and Restated Credit Agreement). In addition, the Amended and Restated Credit Agreement contains restrictions on the ability of the Company and its subsidiaries to, among other things, dispose of property; incur additional indebtedness; pay dividends; make distributions; make optional payments or modify subordinated debt instruments; create liens on assets; make investments, loans or advances; make acquisitions; engage in sale-leaseback transactions; engage in mergers or consolidations, liquidations and dissolutions; engage in certain transactions with affiliates; make changes in lines of businesses; and enter into hedging agreements.

The Amended and Restated Credit Agreement contains customary events of default, including nonpayment of principal when due; nonpayment of interest, fees or other amounts after a stated grace period; inaccuracy of representations and warranties; certain bankruptcy events and cross-defaults to other material indebtedness; stated change of control events; material judgments; actual or asserted invalidity of any Loan Document (as defined in the Amended and Restated Credit Agreement); certain ERISA-related events; and the revocation of any casino, gambling or gaming license.  If an event of default occurs and is continuing, the Company may be required to repay all amounts outstanding under the Amended and Restated Credit Agreement.  Lenders holding more than 50% of the loans and commitments under the Amended and Restated Credit Agreement may elect to accelerate the maturity of amounts due thereunder upon the occurrence and during the continuation of an event of default.

The foregoing description of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the copy of the Amended and Restated Credit Agreement filed as Exhibit 10.1 to this Current Report, which is incorporated by reference herein.

Bank of America, N.A., Lehman Commercial Paper, Inc., and other lenders under the Amended and Restated Credit Agreement and their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and its affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

Item 9.01               Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired

The required financial information relating to the Sands Regent Acquisition will be provided no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information.

The required pro forma financial information relating to the Sands Regent Acquisition will be provided no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)           Exhibits.

10.1                           Second Amended and Restated Credit Agreement dated as of January 3, 2007 among Herbst Gaming, Inc., Bank of America, N.A., as Administrative Agent, and the other lenders party thereto.

99.1         Press release issued by the Company dated January 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC.

Date: January 9, 2007	By:	/s/ Mary Beth Higgins
Mary Beth Higgins
Chief Financial Officer